                                                                     EXHIBIT 99

FOR IMMEDIATE RELEASE                Contact: Donald J. Radkoski (614) 492-4901
May 10, 2005                                      or Mary Cusick (614) 492-4920

                BOB EVANS FARMS ANNOUNCES APRIL SAME-STORE SALES
                   AND UPDATES FISCAL 2005 EARNINGS GUIDANCE

COLUMBUS, Ohio -- Bob Evans Farms, Inc. (Nasdaq: BOBE) today announced that same-store sales in "core" Bob Evans Restaurants (468 stores which were open for the full 12 months in both fiscal years 2003 and 2004) for the fiscal 2005 month of April (the five weeks ended April 29) decreased 5.8 percent from the same period a year ago. Average menu prices for the fiscal month were down approximately 1.5 percent.

         Mimi's Cafe same-store sales in "core" restaurants (60 stores which opened prior to July 1, 2002) for the equivalent fiscal 2005 month of April increased 4.9 percent from the same period a year ago. Average menu prices for the month were up approximately 2.4 percent.

         The company also announced that diluted earnings per share for the fourth fiscal quarter and year ended April 29, 2005, are expected to be approximately $0.16 and $1.04, respectively. Results for both periods include approximately $0.05 per share in additional depreciation and amortization expense related to the finalization of the Mimi's Cafe purchase price allocation.

         Stewart K. Owens, chairman of the board and chief executive officer, said, "Same-store sales at Bob Evans Restaurants were again disappointing in April, and restaurant segment operating margins for the quarter continue to be depressed. Also during the quarter, the food products segment benefited from an 8 percent increase in pounds sold from comparable products and a decline in average hog costs to $49 per hundredweight."

         Bob Evans Farms, Inc. owns and operates 588 full-service, family restaurants in 20 states. Bob Evans Restaurants are primarily located in the Midwest, mid-Atlantic and Southeast regions of the United States, while Owens Restaurants operate in Texas. In addition, the company operates 92 Mimi's Cafe casual restaurants located in 13 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company's Web site at www.bobevans.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this report which are not statements of historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In addition, certain statements in future filings by the company with the Securities and Exchange Commission, in press releases and in oral and written statements made by or with the approval of the company which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include statements of plans and objectives of the company or its management or board of directors; statements regarding future economic performance; and statements of assumptions underlying such statements. Words such as "plan," "believes," "anticipates," "expects" and "intends" and similar expressions are intended to, but are not the exclusive means of, identifying those statements.

Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:

         o        Changes in hog costs

         o The possibility of severe weather conditions where the company operates its restaurants

         o        The availability and cost of acceptable new restaurant sites

         o        Shortages of restaurant labor

         o Acceptance of the company's restaurant concepts into new geographic areas

         o Accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of Mimi's Cafe

         o Unanticipated changes in business and economic conditions affecting Mimi's Cafe

         o Other risks disclosed from time to time in the company's securities filings and press releases

There is also the risk that the company may incorrectly analyze these risks or that the strategies developed by the company to address them will be unsuccessful.

Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect circumstances or events after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of the company are qualified by the cautionary statements in this section.